UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 11, 2013

MONITRONICS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Texas	333-110025	74-2719343
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2350 Valley View Lane, # 100

Dallas, Texas 75234

(Address of principal executive offices and zip code)

 Registrant’s telephone number, including area code: (972) 243-7443

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 11, 2013, Monitronics Escrow Corporation (the “Escrow Issuer”), a wholly-owned subsidiary of Ascent Capital Group, Inc. (“Ascent”), entered into a Purchase Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other several Initial Purchasers named therein (the “Initial Purchasers”), pursuant to which the Initial Purchasers agreed to purchase $175 million aggregate principal amount of 9.125% senior notes due 2020 of the Escrow Issuer (the “Monitronics Notes”). The Monitronics Notes, the offering of which was completed on July 17, 2013, were issued under an indenture containing nearly identical terms to the indenture, dated March 23, 2012 (the “Original Indenture” and, together with the indenture governing the Monitronics Notes, the “indentures”), governing Monitronics International, Inc.’s (“Monitronics”) existing 9.125% senior notes due 2020 (the “Existing Notes”) and have identical terms to, and following the Assumption (as defined below) are expected to be treated as a single class with, the Existing Notes.

The proceeds from this offering have been placed into escrow and will be used, together with the proceeds from Ascent’s sale and issuance of $103.5 million in aggregate principal amount of 4.00% convertible senior notes due 2020 (which was also completed on July 17, 2013), an expected $225 million new term loan of Monitronics and cash on hand at Ascent, to fund the purchase price for the previously announced acquisition of Security Networks, LLC (“Security Networks”) by Monitronics (the “Security Networks Acquisition”). In connection with the completion of the Security Networks Acquisition, the Escrow Issuer will be merged into Monitronics, and Monitronics will assume the Monitronics Notes (the “Assumption”) under the Original Indenture. Prior to the Assumption, the primary activities of the Escrow Issuer generally will be restricted to issuing the Existing Notes, performing its obligations under the Monitronics Notes and the related escrow agreement and redeeming the Existing Notes if the Security Networks Acquisition is not completed by an agreed upon end date. In that event, the proceeds of the offering will instead be used to make a mandatory redemption of the Monitronics Notes.

Following the completion of the Security Networks Acquisition and the Assumption, the Monitronics Notes will be the senior unsecured obligations of Monitronics and will be guaranteed by all of Monitronics’ subsidiaries on the date of the Assumption, including Security Networks and its subsidiaries. Ascent is not a guarantor of the Existing Notes and will not be a guarantor of the Monitronics Notes.

The Monitronics Notes and related guarantees were offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act.

References below to “Monitronics” refer to the Escrow Issuer prior to the Assumption and Monitronics from and following the Assumption.

Interest; Maturity

The Monitronics Notes will mature on April 1, 2020. The Monitronics Notes bear interest at a rate per annum of 9.125% from March 23, 2012. Interest on the Monitronics Notes is payable semi-annually on April 1 and October 1 of each year.

Optional Redemption

Prior to April 1, 2016, some or all of the Monitronics Notes may be redeemed at a redemption price equal to 100% of the principal amount of the Monitronics Notes redeemed plus a make-whole premium and accrued and unpaid interest, if any, to but not including, the applicable redemption date.

On or after April 1, 2016, some or all of the Monitronics Notes may be redeemed at the applicable redemption price set forth below (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.

Year	Price
2016	104.563%
2017	102.281%
2018 and thereafter	100.000%

In addition, prior to April 1, 2015, a portion of the Monitronics Notes may be redeemed at a redemption price equal to 109.125% of the principal amount of the Monitronics Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.

Mandatory Offers to Repurchase

In connection with the occurrence of a Change of Control (as defined in the applicable indenture), unless Monitronics has exercised its redemption rights as described under “—Optional Redemption,” Monitronics will be required to offer to repurchase all outstanding Monitronics Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

In addition, under certain circumstances, Monitronics may be required to offer to repurchase all outstanding Monitronics Notes at a price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase, with the net proceeds of certain asset sales, unless Monitronics has reinvested such net proceeds in its business, repaid certain debt arrangements with such net proceeds or taken other permitted actions with such net proceeds.

Covenants

The indentures contain covenants that, among other things, limit the ability of Monitronics and its restricted subsidiaries to: incur additional indebtedness or issue certain equity securities; pay dividends or make other distributions; make certain investments; enter into certain transactions with affiliates; transfer or sell assets; create certain liens; merge, consolidate or sell all or substantially all of Monitronics’ assets; and designate Monitronics’ subsidiaries as unrestricted subsidiaries.

Events of Default

The indentures also provide for customary events of default, which, if any of them occurs, would permit or require the principal, interest and any other monetary obligations on all outstanding Monitronics Notes to become immediately due and payable.

Registration Rights

Upon issuance, the Monitronics Notes were not registered under the Securities Act or the securities laws of any other jurisdiction.  In connection with the closing of the offering, Monitronics has agreed that, following completion of the offering and the Assumption, Monitronics will file an exchange offer registration statement with the Securities and Exchange Commission (the “SEC”) with respect to an offer to exchange the Monitronics Notes and, under certain circumstances, a shelf registration statement with respect to resales of the Monitronics Notes.

The foregoing descriptions of the Monitronics Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the indenture governing the Monitronics Notes prior to the Assumption, which will be filed by Monitronics with its Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2013, and the full text of the Original Indenture which was previously filed on May 9, 2012 as Exhibit 4.1 to Ascent’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012.

Item 7.01.  Regulation FD Disclosure.

On July 11, 2013 and July 12, 2013, Ascent issued press releases announcing the Monitronics Notes offering and the pricing of the Monitronics Notes, respectively, which are filed as Exhibits 99.1 and 99.2, respectively, hereto.

The information furnished pursuant to this Item 7.01, including Exhibits 99.1 and 99.2 hereto, is being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01.  Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
99.1

Press Release issued by Ascent Capital Group, Inc. (“Ascent”) on July 11, 2013 (relating to the announcement of the Monitronics Notes) (incorporated by reference to Exhibit 99.2 to Ascent’s Current Report on Form 8-K (File No. 001-34176), filed with the Securities and Exchange Commission on July 17, 2013 (the “Ascent 8-K”)).

99.2	Press Release issued by Ascent on July 12, 2013 (relating to the pricing of the Monitronics Notes) (incorporated by reference to Exhibit 99.4 to the Ascent 8-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2013

MONITRONICS INTERNATIONAL, INC.

By:	/s/ William E. Niles
Name: William E. Niles
Title: Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1

Press Release issued by Ascent Capital Group, Inc. (“Ascent”) on July 11, 2013 (relating to the announcement of the Monitronics Notes) (incorporated by reference to Exhibit 99.2 to Ascent’s Current Report on Form 8-K (File No. 001-34176), filed with the Securities and Exchange Commission on July 17, 2013 (the “Ascent 8-K”)).

99.2	Press Release issued by Ascent on July 12, 2013 (relating to the pricing of the Monitronics Notes) (incorporated by reference to Exhibit 99.4 to the Ascent 8-K).